Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint DOUGLAS M. BAKER, JR., DANIEL J. SCHMECHEL and THEODORE D. HERZOG, and each of them, to be his or her attorney-in-fact, each with the power of substitution and resubstitution, with full power and authority to sign his or her name to a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 of the Corporation’s debt securities, and any and all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and his or her name, when thus signed, shall have the same force and effect as though the undersigned had manually signed said document or documents.

IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney on this 2nd day of November, 2017.

/s/ Barbara J. Beck
Barbara J. Beck

/s/ Leslie S. Biller
Leslie S. Biller

/s/ Carl M. Casale
Carl M. Casale

/s/ Stephen I. Chazen
Stephen I. Chazen

/s/ Jeffrey M. Ettinger
Jeffrey M. Ettinger

/s/ Arthur J. Higgins
Arthur J. Higgins

/s/ Michael Larson
Michael Larson

/s/ David W. MacLennan
David W. MacLennan

/s/ Tracy B. McKibben
Tracy B. McKibben

/s/ Victoria J. Reich
Victoria J. Reich

/s/ Suzanne M. Vautrinot
Suzanne M. Vautrinot

/s/ John J. Zillmer
John J. Zillmer